UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       May 13, 2010

rVue Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-158117	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

954-525-6464
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

RVUE HOLDINGS, INC.

TABLE OF CONTENTS

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report for rVue Holdings, Inc. (the "Company") on Form 8-K, filed with the Securities and Exchange Commission (“Commission”) on May 19, 2010 (the "Original Report"). The Company is filing this Amendment to the Original Report to amend and restate: (a) Exhibit 99.1 - rVue, Inc. audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) to December 31, 2009, (b) Exhibit 99.2 - rVue, Inc. unaudited financial statements as of and for the three months ended March 31, 2010, and (c) Exhibit 99.3 - rVue, Inc. Pro Forma Financial Statements as of March 31, 2010 as a result of the correction of certain errors it discovered in those financial statements, to update the Risk Factors and certain other items.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Forward Looking Statements

This Current Report on Form 8-K/A and other written and oral statements made from time to time by us may contain so-called “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995,” all of which are subject to risks and uncertainties. Forward looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. The statements contained in this Current Report on Form 8-K/A that are not purely historical are forward looking statements. Forward looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described.  The Company is providing this information as of the date of this Current Report on Form 8-K/A and does not undertake any obligation to update any forward looking statements contained in this Current Report on Form 8-K/A as a result of new information, future events or otherwise.  We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward looking statement. As a result, investors should not place undue reliance on these forward looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K/A, including “Risk Factors” and the accompanying restated financial statements and related notes in Item 9.01 – "Financial Statements and Exhibits" and in those sections of our Current Report on Form 8-K filed with the Commission on May 19, 2010 that have not been superseded by the disclosures contained herein.

The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward Looking Statements.” Our actual results may differ materially.

Overview

rVue is an advertising exchange that connects advertisers and advertising agencies with digital signage.  We provide an online, Internet Protocol ("IP") based advertising exchange that connects advertisers and advertising agencies with Digital Out-Of-Home ("DOOH") media or networks, that allows them to create and display digital media advertising campaigns in a targeted manner.  Effective as of September 15, 2009, Argo contributed certain assets and liabilities to a newly formed Delaware corporation, rVue, Inc., and launched the rVue business, in order to enable rVue's management team to focus on developing the rVue business operations and attract capital investment in the rVue Inc. business.  As of August 2010, over 60 networks comprising approximately 200,000 screens representing the top 50 Designated Market Area's ("DMA's") were accessible through the exchange and relationships with over 10 advertising agencies.  In addition, we have licensed our technology to LEVOIP Corporation for a network of up to 50,000 DOOH screens in Italy and under a contract for 3,000 screens with PosteCom SpA, the Italian Post Office, from which we expect to derive significant license revenue commencing the first half of 2011.  LEVOIP will generate revenues from three sources; one-time initial site commissioning fees for first-time sites, recurring monthly license fees at a fixed dollar per site for each month a site utilizes the software, and, most significantly, from advertising revenues wherein we receive 25% of the advertising monies generated by the LeVOIP network.  We also provide content production and technical services to Accenture and Mattress Firm under contractual arrangements.

Results of Operations

The following table sets forth, for the period from September 15, 2009 (inception) to December 31, 2009, and for the three month period ended March 31, 2010, the percentage relationship to total revenue of line items in our statement of operations.

	December 31, 2009	March 31, 2010
	%	%
Revenue	100.0	100.0
Cost of Revenue	204.7	25.2
Gross Profit	(104.7)	74.8
Selling, general and administrative expenses	686.2	104.9
Depreciation and amortization	56.9	13.3
Loss from Operations	(847.8)	(43.4)
Interest expense	3.5	0.4
Loss before Income Tax Expense	(851.3)	(43.8)
Income Tax Expense	0.0	0.0
Net Loss	(851.3)	(43.8)

For accounting purposes the acquisition of rVue, Inc. by rVue Holdings, Inc. was treated as a recapitalization of rVue Inc. as the acquirer (reverse recapitalization).  The historical financial statements of rVue, Inc. became those of the Registrant.  rVue, Inc. (the Accounting Acquirer) commenced business operations on September 15, 2009 and has no comparative operating history for the similar period in 2008 or for the quarter ended March 31, 2009.  Accordingly no comparable discussion is presented.

Period from September 15, 2009 (inception) through December 31, 2009
Revenue for the period was $7,079, of which $2,533 was from license fees and $4,546 was from network and administrative services.  Cost of revenue was $14,491 and gross loss was $7,412.  Selling general and administrative expenses were $48,575, and major components included $27,424 of payroll and benefits, $8,750 of facility expenses and $11,183 of office support and supply expenses. Depreciation and amortization was $4,029, interest expense was $249, and net loss was $60,265.

The Company’s results of operations for the period ended December 31, 2009 did not contain any unusual gains or losses from transactions not in the Company’s ordinary course of business.

Three Months Ended March 31, 2010
Revenue for the period was $149,968, of which $13,657 was from license fees and $136,311 was from network and administrative services.  Cost of revenue for was $37,777 and gross profit was $112,191.  Selling general and administrative expenses were $157,261, and major components included $111,854 of payroll and benefits, $19,666 of facility expenses, $5,913 of communication expenses, $11,068 of accounting and auditing fees and $5,136 of office support and supply expenses.  Depreciation and amortization was $19,933, interest expense was $602 and net loss was $65,605.

The Company’s results of operations for the quarter ended March 31, 2010 did not contain any unusual gains or losses from transactions not in the Company’s ordinary course of business.

Liquidity and Capital Resources

December 31, 2009
At December 31, 2009 we had a working capital deficit of $111,717. Net cash provided by operating activities for the period from September 15, 2009 (inception) to December 31, 2009 was $59,325.  The cash provided by operating activities during this period was as a result of the net income, increases in accounts payable, accrued liabilities and deferred revenue, contributed facilities usage and depreciation.  Net cash used in investing activities was $57,173 and were disbursements for software development.  Net cash used in financing activities was $2,035 and was for payment of capital lease obligations.

March 31, 2010
At March 31, 2010 our working capital deficit was $191,808. Net cash used in operating activities for the three months ended March 31, 2010 was $47,290.  The cash used in operating activities during this period was as a result of the net loss, increases in accounts receivable, accounts payable and accrued liabilities, decreases in deferred revenue, and depreciation.  Net cash used in investing activities was $34,419 and were disbursements for software development.  Net cash provided by financing activities was $102,894, of which $105,000 was from proceeds from borrowings reduced by the payment of capital lease obligations.

We will need to raise additional funds to finance operations and the continued development of rVue, and we may need to raise additional funds to finance unanticipated working capital requirements or to acquire complementary businesses.  Between April 1, 2010 and April 30, 2010, we received additional bridge loans totaling $100,000.  On May 13, 2010 we completed a reverse merger with rVue Holdings, Inc. and received net proceeds from the sale of common stock in the first closing of our private placement of $877,101.  We believe that, with the total proceeds from the private placement, when closed, we will have sufficient funds to fund our operations for the next 12 months.

Cash Flows
Our business is still in the early stages, having commenced operations on September 15, 2009.  As of December 31, 2009 and March 31, 2010, we had cash and cash equivalent balances of $117 and $21,302, respectively.  Since our inception through December 31, 2009 we incurred a net loss of $60,265, and for the three months ended March 31, 2010 we incurred a net loss of $65,605 resulting in an accumulated deficit of $125,870 at March 31, 2010.  We expect to incur losses for the next nine months as we roll out rVue.  There is no guarantee that we will ultimately be able to generate sufficient revenue or reduce our costs in the anticipated time frame to maintain profitability and have sustainable cash flows.

We do not have a line of credit facility and have relied on short term borrowings and the sale of common stock to provide cash to finance our operations.  We believe that we will need to raise additional capital in 2010 to sustain our operations.  We plan to seek additional equity financing to provide funding for operations.

We did not have any material commitments for capital expenditures at March 31, 2010 and do not expect any during the next twelve months.  Any required expenditure will be completed through internally generated funding or from proceeds from the sale of common or preferred stock, or borrowings.

We did not have any significant elements of income or loss not arising from continuing operations in either of the periods ended December 31, 2009 or March 31, 2010 and do not expect any in the remainder of fiscal 2010.  While our business is marginally seasonal, we do not expect this seasonality to have a material adverse affect on our results of operations or cash flows.

Off-Balance Sheet Arrangements
Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Tabular Disclosure of Contractual Obligations
As a small reporting company, we are not required to provide this information and have elected not to provide it.

Critical Accounting Policies
Management is responsible for the integrity of the financial information presented herein.  Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Where necessary, they reflect estimates based on management's judgment.  When selecting or evaluating accounting alternatives, management focuses on those that produce from among the available alternatives information most useful for decision-making.  We believe that the critical accounting policies discussed below involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset, liability, revenue and expense amounts.

Software Development Costs
Our software development costs are being capitalized or expensed as required by The Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) 340-40-05, Internal Use Software".  Costs incurred in the planning stage have been expensed.  Costs incurred in the website application and infrastructure development stage are being capitalized or expensed in accordance with ASC 340-40-50.  Costs incurred in the operating stage will be expensed as incurred; however costs incurred for upgrades or enhancements that provide added functionality or features will be expensed or capitalized as required by ASC 340-40-50.

Revenue Recognition
Our revenues are derived from the production and distribution of network programming, advertising sales and the licensing of proprietary software.

•	Revenue from the production and distribution of network programming content is recognized ratably over the term of the related service period.

•	Advertising revenue is recognized once the advertisements have aired and the advertising campaign is completed in accordance with its contractual terms.

•
Software license revenue is accounted for in accordance with ASC 985-605, "Software Revenue Recognition".  Software license revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the software product has been delivered, there are no uncertainties surrounding product acceptance and collection is considered probable. Initial site fees are recognized over the estimated period the sites will be in use.

Deferred revenue consists of payments received in advance of revenue recognition.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We have a limited operating history, incurred losses and past performance is no guarantee of future performance.
We incurred net losses of $60,625 for the period from September 15, 2009 (inception) to December 31, 2009, and $65,605 for the three month period ended March 31, 2010.  At March 31, 2010 our working capital deficit was $191,808, which is insufficient to sustain our operations.  There can be no assurance that our business will be profitable in the future and that losses and negative cash flows from operations will not be incurred.  If these situations occur in the future, it could have a material adverse affect on our financial condition.

We depend upon our senior management and our business may be adversely affected if we cannot retain them.
Our success depends upon the retention of our experienced senior management with specialized industry and technical knowledge and/or industry relationships.  We might not be able to find qualified replacements for our senior management if their services were no longer available to us; accordingly, the loss of critical members of our senior management team could have a material adverse effect on our ability to effectively pursue our business strategy and our relationships with advertisers and content partners.  We have entered into employment agreements with (i) Jason Kates, our CEO, which is for initial term of three years, and (ii) David Loppert, our CFO, which is for an initial term of two years.  We do not have key-man life insurance covering any of our employees.

Our Chief Executive Officer has no experience running a public company.
While our Chief Executive Officer has significant experience in the industry in which we operate, he does not have experience as a CEO of a public company. Our CFO, however, has substantial experience in running public companies.

If we fail to increase the number of our advertising clients or participating DOOH networks and if we fail to retain those clients, our revenues and our business will be harmed.
Our business plan is to derive a substantial portion of our revenue from advertisers participating in rVue and willing to offer to display their commercials on our participating DOOH networks.  We launched rVue in September 2009 and through March 2010 we did not have significant advertising revenue.  Our growth depends in large part on increasing the number of our advertising clients and participating DOOH networks.  Either category of customer may decide not to continue to use our solutions in favor of other means of placing advertising or because of budgetary constraints or other reasons.

To grow our base of advertising clients, we must convince prospective advertisers of the benefits of using rVue over the traditional methods of placing advertising to which they are likely accustomed to.  We need to convince prospective advertisers of the advantages of using rVue, including the ease of creating a campaign in rVue and the ability to deploy that campaign over multiple networks at one time rather than having to negotiate with each individual network.  Due to the fragmented nature of the advertising industry, many prospective advertising clients may not be familiar with our solutions and will generally favor using more traditional methods of placing advertising.

To grow the base of DOOH networks that participate and make their screens available in rVue, we must convince them of the value of our solutions by demonstrating that we can deliver incremental advertising revenue to them.  Our ability to do so is driven in large part by increasing the number of advertisers who participate in rVue.

We cannot assure you that we will be successful in attracting and expanding our advertising client base or participating DOOH networks.  Our future sales and marketing efforts may be ineffective.  If customers choose not to use our solutions or decrease their use of our solutions or we are unable to attract new advertisers or participating DOOH networks, the usefulness of rVue could be diminished and we could experience declining revenues.

The market for advertising is highly competitive and we may be unable to compete successfully.
The market for advertising is very competitive.  DOOH advertising is a small component of the overall United States advertising market and thus we must compete with established, larger and better known national and local media platforms and other emerging media platforms such as the Internet. We compete for advertising directly with all media platforms, including radio and television broadcasting, cable and satellite television services, various local print media, billboards and Internet portals and search engines.

We also compete directly with other DOOH advertising companies.  We expect these competitors to devote significant effort to maintaining and growing their respective positions in the DOOH advertising segment.  We also expect existing competitors and new entrants to the DOOH advertising business to constantly revise and improve their business models in light of challenges from us or competing media platforms.  If we cannot respond effectively to advances by our competitors, our business may be adversely affected.

The effects of the recent and ongoing global economic crisis may adversely impact our business, operating results or financial condition.
As widely reported, financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months.  Unfavorable changes in economic conditions, including declining consumer confidence, concerns about inflation or deflation, the threat of a continuing recession, increases in the rates of default and bankruptcy and extreme volatility in the credit and equity markets, may lead our customers to cease doing business with us or to reduce or delay that business or their payments to us, and our results of operations and financial condition could be adversely affected by these actions.  These challenging economic conditions also may result in:

•	increased competition for less advertising;

•	pricing pressure that may adversely affect revenue;

•	difficulty forecasting, budgeting and planning due to limited visibility into the spending plans of current or prospective customers; or

•	customer financial difficulty and increased risk of doubtful accounts receivable.

We are unable to predict the duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Our limited operating history makes it difficult for us to accurately forecast revenues and appropriately plan our expenses.
We were formed in September 2009 and have a limited operating history.  As a result it is difficult to accurately forecast our revenues and plan our operating expenses.  We base our current and future expense levels on our operating forecasts and estimates of future revenues on the level of advertising we expect to attract and on the number of participating networks that such advertising may be deployed over, all via rVue.  Revenues and operating results are difficult to forecast due to the uncertainty of the volume and timing of obtaining new advertising clients and of the number of screens available through participating DOOH networks.  Some of our expenses are fixed and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in revenues. This inability could cause our net income (or loss) in a given quarter to be lower (or higher) than expected.

We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.
Our revenues and operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside of our control.  As a result, comparing our operating results on a period-to-period basis may not be meaningful.  In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly and annual results include:

•	our ability to accurately forecast revenues and appropriately plan our expenses;

•	the impact of worldwide economic conditions, including the resulting effect on consumer spending;

•	our ability to maintain an adequate rate of growth;

•	our ability to effectively manage our growth;

•	our ability to attract new advertising clients and to retain existing advertising clients and encourage repeat usage of rVue;

•	our ability to attract and retain new participating DOOH networks;

•	our ability to provide a high-quality customer experience through our website and rVue;

•	our ability to successfully enter new markets and manage our international expansion;

•	the effects of increased competition in our business;

•	our ability to keep pace with changes in technology and our competitors;

•	our ability to successfully manage any future acquisitions of businesses, solutions or technologies;

•	the success of our marketing efforts;

•	changes in consumer behavior and any related impact on the advertising industry;

•	interruptions in service and any related impact on our reputation;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to protect our intellectual property, including our proprietary rVue technology;

•	costs associated with defending intellectual property infringement and other claims;

•	the effects of natural or man-made catastrophic events;

•	the effectiveness of our internal controls; and

•	changes in government regulation affecting our business.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future operating performance.

Growth may place significant demands on our management and our infrastructure.
We have forecasted substantial growth in our business.  This growth will place significant demands on our management and our operational and financial infrastructure.  As our operations grow in size, scope and complexity, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of clients and participating DOOH networks enhanced solutions, features and functionality.  The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase.  Continued growth could also strain our ability to maintain reliable service levels for our clients and participating DOOH networks, develop and improve our operational, financial and management controls, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

We may be unable to successfully execute our business strategy if we fail to continue to provide our customers with a high-quality customer experience.
A critical component of our strategy will be to provide a high-quality customer experience for both advertisers and networks.  Accordingly, the effective performance, reliability and availability of rVue, the rVue website and network infrastructure are critical to our reputation and our ability to attract and retain customers.  In order to provide a high-quality customer experience, we have and will continue to have to invest substantial resources in rVue Inc., our rVue website development and functionality and customer service operations.  If we do not continue to make such investments and as a result, or due to other reasons, fail to provide a high-quality customer experience, we may lose advertisers and networks from rVue, which could significantly decrease the value of our solutions to both groups.  Moreover, failure to provide our customers with high-quality customer experiences for any reason could substantially harm our reputation and adversely affect our efforts to develop as a trusted website.

Future acquisitions could disrupt our business and harm our financial condition and operating results.
Our success will depend, in part, on our ability to expand our offerings and markets and grow our business in response to changing technologies, customer demands and competitive pressures.  In some circumstances, we may determine to do so through the acquisition of complementary businesses, solutions or technologies rather than through internal development.  The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions.  Furthermore, even if we successfully complete an acquisition, we may not be able to successfully assimilate and integrate the business, technologies, solutions, personnel or operations of the company that we acquired, particularly if key personnel of an acquired company decide not to work for us.  In addition, we may issue equity securities to complete an acquisition, which would dilute our stockholders' ownership and could adversely affect the price of our Common Stock.  Acquisitions may also involve the entry into geographic or business markets in which we have little or no prior experience.  Consequently, we may not achieve anticipated benefits of the acquisitions which could harm our operating results.

We rely on our marketing efforts to attract new customers and must do so in a cost-effective manner; otherwise our operations will be harmed.
A significant component of our business strategy is the promotion of rVue.  We believe that the attractiveness of our solutions to our current and potential customers, both advertisers and networks, will increase as additional participating networks join rVue and advertisers increasingly use rVue to place advertising.  If we do not continue to grow the use of rVue, we may fail to build the critical mass of both networks and advertisers required to substantially increase our revenues.

While our marketing efforts do not currently involve significant expenditures, in the future we may find it necessary to invest more heavily in direct marketing or online or traditional advertising.  If we are unable to effectively market our solutions to new customers or are unable to do so in a cost-effective manner, our operating results could be adversely affected.

Misappropriation of our proprietary software and technology could materially affect our competitive position.
We believe our proprietary software and technology is critical to our success and competitive position.  We are currently seeking patent protection for some of our proprietary software and technology.  If we are unable to protect our proprietary software and technology against unauthorized use by others, or are unable to obtain requisite patents, our competitive position would be materially adversely affected.

Despite any precautions that we may take, a third party may copy or otherwise obtain and use our products, services, software or technology without authorization, or develop similar technology independently.  In addition, effective patent, copyright, trademark and trade secret protection may be unavailable or limited.  The law in this area is not fully developed.  We may also not be able to enforce confidentiality agreements with our employees or third parties.  We can give you no assurance that the steps we take will prevent misappropriation or infringement of our software and technology.  Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.  This litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our company.

In addition, our proprietary software may decline in value or our rights in our software may not be enforceable.  Policing unauthorized use of our proprietary technology and other intellectual property rights could entail significant expense and could be difficult or futile, particularly given the fact that the laws of other countries may afford us little or no effective protection of our intellectual property.

We could also lose the advantages of our proprietary technology as a result of the advent of new technologies that replace our technology.  Without these proprietary technologies, our competitive advantage would be weakened.  If we do not maintain our technological advantage, our business could fail to grow and revenue and operating margins could decline.

Failure to successfully or cost-effectively implement upgrades to rVue and our other software systems to maintain our technological competitiveness could limit our ability to increase our revenue and more effectively leverage rVue.  Any failure by us to upgrade our technology to remain current with technological changes that may be adopted by other providers of advertising or other advertising platforms could hurt our ability to compete with those companies.

Our business relies heavily on our technology systems, and any failures or disruptions may materially and adversely affect our operations.
The temporary or permanent loss of our computer equipment and software systems, through sabotage, operating malfunction, software virus, human error, natural disaster, power loss, terrorist attacks, or other catastrophic events, could disrupt our operations and cause a material adverse impact.  These problems may arise in both internally developed systems and the systems of third-party service providers.  If our technology systems were to fail and we were unable to recover in a timely way, we would be unable to fulfill critical business functions, which could lead to a loss of customers and could harm our reputation.  Technological breakdowns could also interfere with our ability to comply with financial reporting and other regulatory requirements.

Our technology may infringe on rights owned by others, which may interfere with our ability to provide services, and our rVue web site may expose us to increased liability or expense under intellectual property, privacy or other law.
We may discover that the technology we use infringes patent, copyright, or other intellectual property rights owned by others.  In addition, we cannot assure you that our competitors will not claim rights in patents, copyrights, or other intellectual property that will prevent, limit or interfere with our ability to provide our services either in the United States or as we expand into international markets.  Further, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States

We will host and deploy third-party content that could expose us to claims of infringement on the intellectual property rights of others, and the failure, or perceived failure, to comply with federal, state or international privacy or consumer protection-related laws or regulations or our posted privacy policies could result in actions against us by governmental entities or others.  Any such claim or action could result in significant adverse effects on our business and financial results because of, for example, increased costs (such as legal defense, damages owing to third parties, and increased licensing fees to acquire third-party content) and reduction or elimination of content or features from our rVue web site.  In addition, a number of other United States federal laws, including those referenced below, may impact our business as a result of our rVue web site.  The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for posting, or linking to third-party web sites that include, materials that infringe copyrights or other rights.  Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content.  The Child Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  The costs of compliance with these and other regulations may be significant and may increase in the future as a result of changes in the regulations or the interpretation of them.  Any failure on our part to comply with these laws and regulations may subject us to additional liabilities.

We may be unsuccessful in expanding our operations internationally, which could harm our business, operating results and financial condition.
Our ability to expand internationally involves various risks, including the need to invest significant resources in such expansion, the possibility that returns on such investments will not be achieved in the near future and competitive environments with which we are unfamiliar.  Any future international expansion plans we choose to undertake will require management attention and resources and may be unsuccessful.  We do not have any experience in selling our solutions in international markets or in conforming to the local cultures, standards or policies necessary to successfully compete in those markets, and if we do expand internationally we must invest significant resources in order to build the operational infrastructure necessary to operate in such markets.  Furthermore, in many international markets we may not be the first entrant and there may exist greater competition with stronger brand names than we expect to compete with in North American markets.  Our ability to expand internationally will also be limited by the demand for our solutions and the adoption of the Internet in these markets.  Different privacy, censorship and liability standards and regulations and different intellectual property laws in foreign countries may cause our business and operating results to suffer.

Any future international operations may also fail to succeed due to other risks inherent in foreign operations, including:

•	difficulties or delays in acquiring participating DOOH network customers in one or more international markets;

•	different advertising preferences and patterns than those in North America;

•	varied, unfamiliar and unclear legal and regulatory restrictions;

•	unexpected changes in international regulatory requirements and tariffs;

•	legal, political or systemic restrictions on the ability of United States companies to market services or otherwise do business in foreign countries;

•	less extensive adoption of the Internet as a commerce medium or information source and increased restriction on the content of websites;

•	difficulties in staffing and managing foreign operations;

•	greater difficulty in accounts receivable collection;

•	currency fluctuations;

•	potential adverse tax consequences;

•	lack of infrastructure to adequately conduct electronic commerce transactions; and

•	price controls or other restrictions on foreign currency.

As a result of these obstacles, we may find it impossible or prohibitively expensive to expand internationally or we may be unsuccessful in our attempt to do so, which could harm our business, operating results and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
We have devoted substantial resources to the development of our proprietary technology, including the proprietary software component of rVue, and related processes.  In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors.  These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information.  In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties.  Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Our business is subject to the risks of hurricanes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.
Our systems and operations are vulnerable to damage or interruption from hurricanes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events.  For example, a significant natural disaster, such as a hurricane, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur.  Our corporate offices are located in Fort Lauderdale, Florida in South East Florida, a region that has experienced significant hurricane activity in the last decade.  In addition, acts of terrorism, which may be targeted at metropolitan areas which have higher population density than rural areas, could cause disruptions in our or our customers' businesses or the economy as a whole.  Our servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential customer data.  We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting South East Florida, and our business interruption insurance may be insufficient to compensate us for losses that may occur.  As we rely heavily on our servers, computer and communications systems and the Internet to conduct our business and provide high quality customer service, such disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt our customers' businesses, which could have an adverse affect on our business, operating results and financial condition.

We will incur increased costs as a result of being a public reporting company, which may adversely affect our operating results and financial condition.
As a public reporting company, we will incur significant accounting, legal and other expenses that we did not incur as a private company.  We will incur costs associated with our public company reporting requirements.  We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  Furthermore, these laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.  We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.  We are currently evaluating the costs with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC would likely result in increased costs to us as we respond to their requirements.

We will need additional capital to fund ongoing operations and to respond to business opportunities, challenges, acquisitions or unforeseen circumstances.  If such capital is not available to us, our business, operating results and financial condition may be harmed.
At March 31, 2010 we had $21,302 of cash on hand and a working capital deficit of $191,808.  Our limited operating history makes it difficult to accurately forecast revenues and expenses.  On May 13, 2010 we had an initial closing of our Private Placement and received net proceeds of $877,101 after placement agent fees.  We will continue to seek equity financing to provide funding for operations but the current market for equity financing is very weak.  If we are not successful in raising additional equity capital to generate sufficient cash flows to meet our obligations as they come due, we will have to reduce our overhead expenses by the reduction of headcount and other available measures.

We may require additional capital to expand our business or acquire complementary businesses although we have not identified any specific acquisition candidates.  However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all.  For example, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.  If we do not have funds available to enhance our solutions, maintain the competitiveness of our technology or pursue business opportunities, we may not be able to service our existing customers or acquire new customers.  In addition, if we do not have funds available to make strategic acquisitions, we may not be able to expand our business.  The inability to raise additional capital could have an adverse effect on our business, operating results and financial condition.

A further tightening of the credit markets may have an adverse effect on our ability to obtain short-term debt financing.
The recent deterioration of the global economy threatens to cause further tightening of the credit markets, more stringent lending standards and terms and higher volatility in interest rates. Persistence of these conditions could have a material adverse effect on our access to short-term debt and the terms and cost of that debt.  As a result, we may not be able to secure additional financing in a timely manner, or at all, to meet our future capital needs which may have an adverse effect on our business, operating results and financial condition.

Following the Transaction, we became subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability grow.
After the Transaction, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Transaction) and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately held and did not consummate the Transaction.  In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement that require us to register the shares of Common Stock included in the Units.

After the Transaction, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.
Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

Risks Related to Our Industry

If use of the Internet, particularly with respect to the placement of online advertising, does not increase as rapidly as we anticipate, our business will be harmed.
Our future net profits are substantially dependent upon the continued use of the Internet as an effective medium of business and communication by our target customers.  Internet use may not continue to develop at historical rates, and our customers may not continue to use the Internet and other online services as a medium for commerce.  In addition, the Internet may not be accepted as a viable long-term marketplace or resource for a number of reasons, including:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to Internet servers or to users' computers; and

•	excessive governmental regulation.

Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.  Our business, which relies on a contextually rich website that requires the transmission of substantial data, is also significantly dependent upon the availability and adoption of broadband Internet access and other high-speed Internet connectivity technologies.

Government regulation of the Internet is evolving, and unfavorable changes could substantially harm our business and operating results.
We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet.  Existing and future laws and regulations may impede the growth of the Internet or other online services.  These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet. Unfavorable resolution of these issues may substantially harm our business and operating results.

Seasonality may cause fluctuations in our financial results.
We believe that our revenue will be subject to seasonal fluctuations because advertisers generally place fewer advertisements during the first and third calendar quarters of each year.  Expenditures by advertisers also tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.  Because some advertisers may discontinue or reduce advertising on our networks from time to time with little or no notice, we may experience fluctuations in operating results.  In particular, because advertisers generally reduce their spending during economic downturns, we would be materially adversely affected by a recession.

Risks Related to our Common and Preferred Stock

We may be unable to register for resale all of the shares of common stock and shares of common stock underlying the warrants included within the units sold in the Private Placement, in which case purchasers in the Private Placement will need to rely on an exemption from the registration requirements in order to sell such shares.
In connection with the Private Placement we entered into a registration rights agreement, pursuant to which we are obligated to file a “resale” registration statement with the SEC that covers all of the Common Stock sold in the Private Placement and to have such “resale” registration statement declared effective by the SEC no later than 180 days after the final closing of the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the resale of the securities as a primary offering. It is possible that if registration is barred by current or future rules and regulations, rescission of the Private Placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us. In addition, our shares of public float are limited and are held by persons who acquired such shares under an effective registration filed prior to the Merger. Investors should be aware of the existence of risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations including those that may be adopted subsequent to the date of this Current Report on Form 8-K/A, that could impede the manner in which the Common Stock may be registered or our ability to register the Common Stock for resale at all or the trading in our securities. If we are unable to register some or all of the Common Stock, or if shares previously registered are not deemed to be freely tradeable, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that currently permits the resale of securities by holders who are not affiliated with the issuer following twelve months from the filing of the Original Report.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
There are risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Transaction company.

Following the Transaction, our stock price may be volatile.
The market price of our Common Stock is highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•
limited "public float" following the Transaction, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;

•	sales of our Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our Common Stock.
We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a very limited liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.
To date there has been no significant liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock might become.  Following the Transaction, our Common Stock became quoted for trading on the Over-the-Counter Bulletin Board (the "OTC Bulletin Board").  As soon as is practicable, we anticipate applying for listing of our Common Stock on either the American Stock Exchange, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Following the Transaction, our Common Stock may be deemed a "penny stock," which would make it more difficult for our investors to sell their shares.
Following the Transaction, our Common Stock may be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.
If our stockholders sell substantial amounts of our Common Stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common Stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of Common Stock issued in the Transaction to the current and former officers and directors of rVue Inc. will be subject to a lock-up agreement prohibiting sales of such shares for a period of 12 months following the Transaction.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.  In addition, the shares of Common Stock sold in the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Investor Relations Activities, Nominal “Float” and Supply and Demand Factors May Affect the Price of our Stock.
We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  We have issued 800,000 shares of restricted stock, and have budgeted $7,500 per month (for 12 months) for these activities, and such amounts may be increased in the future.  In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our Common Stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  The Company and its shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of the Company’s Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the Common Stock sold in the Private Placement is registered and until such time as the restricted shares of the Company (including 12,500,000 shares issued to Argo) are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  As described in our Current Report on Form 8-K filed with the Commission on May 19, 2010, a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of Company Common Stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of your investment.
We intend to use the net proceeds from the Private Placement for general working capital purposes. Therefore, our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of the investment in units sold in the Private Placement.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of subscribers in the Private Placement.
Our directors and executive officers will own or control a significant percentage of the Common Stock following the Transaction and completion of the Private Placement.  Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock.  The interests of such persons may differ from the interests of our other stockholders, including purchasers of Units in the Private Placement.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders, including purchasers in the Private Placement, may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a Transaction, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Exercise of options may have a dilutive effect on our common stock.
If the price per share of our Common Stock at the time of exercise of any options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of May 13, 2010, we had (i) outstanding options to purchase 1,375,000 shares of our Common Stock at an exercise price of $0.22 per share, and (ii) outstanding options to purchase 1,137,500 shares of our Common Stock at an exercise price of $0.20 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our Common Stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our amended and restated articles of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.
Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Item 4.02 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 11, 2010, the Board of Directors of the Company, after consultation with the Company’s Independent Registered Accounting Firm and the Company’s Chief Financial Officer, concluded that the Company’s Financial Statements (a) as of December 31, 2009 and for the period from September 15 (inception) through December 31, 2009, and (b) as of March 31, 2010 and for the three month period then ended, should no longer be relied upon.  The restatement of the financial statements are as a result of a change in revenue recognition accounting for software license revenue and in the estimated useful lives of software development costs from 5 to 3 years.  The Company’s Chief Financial Officer has discussed and disclosed the nature of the restatement with the Company’s former Independent Registered Accounting Firm, Salberg and Company, PA.

Item 8.01 Other Events.

As a result of the restatement discussed above, we are reporting a material weakness in our internal control over financial reporting relating to our revenue recognition function. This weakness related specifically to the Company not sufficiently reviewing each contract to accurately identify, evaluate and report our revenue recognition transactions. Remediation of this material weakness will be taken and may include the following:

•	Developing and implementing a formal policy governing all key aspects of revenue recognition.
•	Increasing the training of our accounting staff on revenue recognition; and
•
If necessary, retaining outside experts to supplement our core knowledge of the complexities around revenue recognition. We believe these resources, when combined with our existing resources, will enable us to comply with the technical complexities of revenue recognition.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
In accordance with Item 9.01(a), (i) rVue, Inc’s audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) through December 31, 2009, and (ii) rVue, Inc’s unaudited financial statements as of and for the three month period ended March 31, 1010, are filed in this Current Report on Form 8-K/A as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)	Pro Forma Financial Information.
In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.3.

(d)	Exhibits.
99.1	rVue, Inc. audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) to December 31, 2009
99.2	rVue, Inc. unaudited financial statements as of and for the three months ended March 31, 2010
99.3	rVue, Inc. pro forma financial information as of March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: August 17, 2010	By:	/s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description

99.1	rVue, Inc. audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) to December 31, 2009
99.2	rVue, Inc. unaudited financial statements as of and for the three months ended March 31, 2010
99.3	rVue, Inc. pro forma financial information as of March 31, 2010

INDEX TO FINANCIAL STATEMENTS
AND PRO FORMA FINANCIAL INFORMATION

PAGE
Exhibit 99.1 - December 31, 2009
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholder’s Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6-16

Exhibit 99.2 - March 31, 2010 (Unaudited)
FINANCIAL STATEMENTS
Balance Sheet	F-1
Statement of Operations	F-2
Statement of Changes in Stockholder’s Equity	F-3
Statement of Cash Flows	F-4
Notes to Unaudited Financial Statements	F-5-10

Exhibit 99.3
PRO FORMA FINANCIAL STATEMENTS
Pro Forma Combined Balance Sheet – March 31, 2010	F-1
Pro Forma Combined Statement of Operations for the period from September 15, 2009 (inception ) through December 31, 2009	F-2
Pro Forma Combined Statement of Operations for the three month period ended March 31, 2010	F-3
Significant notes and assumptions to Pro Forma Financial Statements	F-4